UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2010

THE PENN TRAFFIC COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-8858 (Commission File Number)	25-0716800 (IRS Employer Identification No.)

1200 State Fair Boulevard
Syracuse, New York 13221-4737
(Address of Principal Executive Offices) (Zip Code)

(315) 453-7284
(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously disclosed, on November 18, 2009 (the “Petition Date”), The Penn Traffic Company (the “Company”) and each of its direct and indirect subsidiaries, including Penny Curtiss Baking Company, Inc. and Big M Supermarkets, Inc. (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors are continuing to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and no trustee or examiner has been appointed in the Company’s case.

On January 7, 2010, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Tops Markets, LLC (“Tops”) pursuant to which the Company has agreed to sell Tops substantially all the assets of the Company (the “Company’s Business”).  The Agreement was filed as Exhibit 2.1 to our Current Report on Form 8-K filed on January 12, 2010.  On January 25, 2010, the Bankruptcy Court approved the Agreement.  The Company expects that the closing of the sale of the Company’s Business under the Asset Purchase Agreement (the “Closing”) will take place no later than January 29, 2010.  The Company currently believes that after the Closing and the Company's repayment of its creditors to the extent it has available funds, none of its assets will remain available for distribution to its stockholders.  The Company intends to propose and have its Chapter 11 plan of liquidation confirmed by the Bankruptcy Court later in 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY (Registrant)

By:	/s/ Daniel J. Mahoney
	Name:	Daniel J. Mahoney
	Title:	SVP, General Counsel

Date: January 26, 2010